RAIT Financial Trust Announces Third Quarter 2015 Financial Results

PHILADELPHIA, PA — November 5, 2015 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced third quarter 2015 financial results.

Highlights:

-	Cash Available for Distribution (“CAD”) per share of $0.27 for the quarter ended September 30, 2015 compared to $0.00 for the quarter ended September 30, 2014.
-	RAIT paid a third quarter dividend of $0.18 per common share on October 30, 2015.
-	Investments in mortgages and loans, at cost, increased 14.4% to $1.59 billion at September 30, 2015 from $1.39 billion at December 31, 2014.
-	RAIT originated $237.7 million of loans during the quarter ended September 30, 2015 and $675.1 million of loans during the nine-month period ended September 30, 2015.
-	RAIT Apartment Portfolio (excludes IRT):

•	Average effective rent per unit per month in RAIT’s multifamily portfolio increased 4.5% to $841 for the quarter ended September 30, 2015 from $805 for the quarter ended September 30, 2014.

•	Average occupancy in RAIT’s multifamily portfolio increased to 93.8% for the quarter ended September 30, 2015 from 93.1% for the quarter ended September 30, 2014.

•	RAIT Q3 2015 Property Sales:

•	RAIT sold a 148 unit apartment community in Miami, Florida for $17.5 million resulting in a CAD gain of $5.9 million.

•	RAIT sold two land parcels in Daytona Beach, Florida for $3.0 million resulting in a CAD gain of $0.4 million.

Commercial Real Estate (“CRE”) Lending Business

•	RAIT originated $237.7 million of loans during the quarter ended September 30, 2015 consisting of $65.2 million of fixed-rate conduit loans and $172.5 million of floating-rate bridge loans. RAIT originated $675.1 million of loans during the nine-month period ended September 30, 2015 consisting of $312.2 million of fixed-rate conduit loans, $357.9 million of floating-rate bridge loans and a $5.0 million mezzanine loan.

•	RAIT sold $116.3 million of conduit loans during the quarter ended September 30, 2015 which generated fee income of $0.4 million. RAIT sold $339.5 million of conduit loans during the nine-month period ended September 30, 2015 which generated fee income of $6.1 million.

•	CRE loan repayments were $39.1 million for the quarter ended September 30, 2015 and $169.6 million during the nine-month period ended September 30, 2015.

CRE Property Portfolio & Property Sales

•	As of September 30, 2015, RAIT’s investments in real estate were $2.3 billion which includes $1.4 billion of multi-family properties owned by Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT). IRT is externally advised by RAIT and is a consolidated RAIT entity. IRT is a REIT focused on owning multifamily properties. At September 30, 2015, RAIT owned 15.5% of IRT’s outstanding common stock.

•	On September 17, 2015, IRT completed the acquisition of Trade Street Residential, Inc. adding nineteen high-quality properties or 4,989 units to its portfolio. RAIT expects the acquisition to benefit RAIT through RAIT’s ownership of IRT common stock and increased fees paid to RAIT by IRT. RAIT generated $6.1 million in asset and property management fees and incentive fees through its external management of IRT during the nine-month period ended September 30, 2015.

•	RAIT sold one property and two parcels of land for $20.5 million and recognized a CAD gain of approximately $6.3 million after costs and full repayment of the underlying debt.

•	RAIT reported a $7.3 million asset impairment for the quarter ended September 30, 2015 on an office building located in Garden City, New York.

Asset & Property Management

•	Total assets under management increased 28.9% to $5.8 billion at September 30, 2015 from $4.5 billion at December 31, 2014.

•	RAIT’s property management companies managed 20,744 apartment units and 22.9 million square feet of office and retail space at September 30, 2015.

Dividends

•	On September 17, 2015, RAIT’s Board of Trustees (the “Board”) declared a third quarter 2015 cash dividend on RAIT’s common shares of $0.18 per common share. The dividend was paid on October 30, 2015 to holders of record on October 9, 2015.

•	On July 28, 2015, the Board declared a third quarter 2015 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends were paid on September 30, 2015 to holders of record on September 1, 2015.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “RAIT originated $172.5 million of floating-rate bridge loans and received repayments of $39.1 million, for net loan growth of $133.4 million. Additionally, RAIT originated $65.2 million of fixed-rate conduit loans and sold $116.3 million CMBS loans during the quarter.  Our CMBS loan sale business remained profitable despite the dramatic widening of bond spreads.  We also sold RAIT properties which generated $6.3 million of CAD gains.  These activities plus the recurring income from our loan portfolio and various asset management activities delivered $0.27 of CAD and a $0.18 dividend to common shareholders in the third quarter.  We continue to see solid lending opportunities and will continue the strategy seeking opportunistic sales of RAIT owned properties in order to reinvest proceeds into higher yielding asset classes.”

Financial Results

RAIT reported CAD, a non-GAAP financial measure, for the three-month period ended September 30, 2015 of $23.7 million, or $0.27 per share based on 87.1 million weighted-average shares outstanding, as compared to CAD for the three-month period ended September 30, 2014 of $(0.4) million, or $0.00 per share based on 82.0 million weighted-average shares outstanding. RAIT reported a net loss allocable to common shares for the three-month period ended September 30, 2015 of $6.5 million, or $0.07 total loss per share — diluted based on 87.1 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended September 30, 2014 of $23.3 million, or $0.28 total loss per share – diluted based on 82.0 million weighted-average shares outstanding – diluted.

RAIT reported CAD for the nine-month period ended September 30, 2015 of $69.3 million, or $0.83 per share based on 83.8 million weighted-average shares outstanding, as compared to CAD for the nine-month period ended September 30, 2014 of $36.6 million, or $0.45 per share based on 81.1 million weighted-average shares outstanding. RAIT reported a net income allocable to common shares for the nine-month period ended September 30, 2015 of $5.3 million, or $0.06 total earnings per share based on 85.6 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the nine-month period ended September 30, 2014 of $63.5 million, or $0.78 total loss per share based on 81.1 million weighted-average shares outstanding – diluted.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its CAD is included as Schedule I to this release. A reconciliation of RAIT’s total shareholders’ equity to its adjusted book value, a non-GAAP financial measure, is included as Schedule II to this release. A reconciliation of RAIT’s net income (loss) allocable to common shares to its funds from operations, a non-GAAP financial measure, is included as Schedule III to this release.

These Schedules also include management’s respective rationales for the usefulness of each of these non-GAAP financial measures.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Financial Statistics:
Total revenue	$74,962	$79,413	$75,897	$73,857	$75,293
Net interest margin	$16,447	$16,525	$16,334	$22,569	$25,637
Fee and other income	$3,056	$7,415	$5,594	$5,167	$7,842
Earnings (loss) per share – diluted	$(0.07)	$0.21	$(0.09)	$(3.11)	$(0.28)
Funds from Operations (“FFO”) per share	$(0.05)	$0.15	$0.05	$(2.97)	$(0.17)
CAD per share	$0.27	$0.37	$0.19	$0.26	$0.00(5)
Common dividend declared per share	$0.18	$0.18	$0.18	$0.18	$0.18
Assets under management	$5,820,702	$4,764,259	$4,607,413	$4,485,525	$5,417,579
Total Gross Assets	$4,475,217	$3,754,148	$3,741,103	$3,681,955	$3,912,032
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,588,097	$1,524,159	$1,518,969	$1,409,254	$1,369,138
CRE loans— weighted average coupon	6.2%	6.1%	6.6%	6.5%	6.6%
Gross loan production	$237,674	$218,613	$218,770	$255,000	$256,000
Non-accrual loans — unpaid principal	$40,496	$24,851	$24,851	$25,281	$40,741
Non-accrual loans as a % of reported loans	2.5%	1.6%	1.6%	1.8%	3.0%
Reserve for losses	$14,646	$12,796	$10,797	$9,218	$15,662
Reserves as a % of non-accrual loans	36.2%	51.5%	43.4%	36.5%	38.4%
Provision for losses	$1,850	$2,000	$2,000	$2,000	$1,500
CRE Property Portfolio:
Reported investments in real estate	$2,259,750(1)	$1,605,316	$1,658,659	$1,671,971	$1,400,715
Net operating income	$29,541(1)	$29,116	$27,990	$23,148	$20,932
Number of properties owned	105(1)	87	89	89	80
Multifamily units owned – RAIT	5,763	5,911	7,043	7,043	7,043
Multifamily units owned – IRT	14,044(1)	9,055	8,819	8,819	6,473
Office square feet owned	2,498,803	2,498,803	2,498,803	2,498,803	2,286,284
Retail square feet owned	1,378,839	1,378,171	1,378,171	1,356,487	1,356,487
Redevelopment square feet owned	436,719	436,719	435,307	434,482	434,482
Land (acres owned)	20.82	21.92	21.92	21.92	21.92
Average occupancy data:
Multifamily – RAIT	93.8%	94.0%	93.0%	92.4%	93.1%
Multifamily – IRT	94.0%(1)	93.6%	93.5%	91.9%	93.1%
Office	77.9%	76.8%	75.2%	75.4%	74.3%
Retail (6)	69.0%	69.6%	70.6%	70.8%	71.5%
Average Effective Rent per Unit/Square Foot (2):
Multifamily — RAIT (3)	$841	$826	$812	$806	$805
Multifamily — IRT (3)	$950(1)	$840	$827	$792	$791
Office (4)	$21.31	$21.16	$21.01	$20.48	$18.96
Retail (4) (6)	$14.71	$15.98	$14.03	$14.34	$14.72

(1)	Includes 50 apartment properties owned by IRT with 14,044 units and a book value of $1.4 billion and a net operating income of $13.5 million at September 30, 2015.

(2)	Based on properties owned as of September 30, 2015.

(3)	Average effective rent is rent per unit per month.

(4)	Average effective rent is rent per square foot per year.

(5)	Includes a $0.26 per share charge taken due to an agreement in principle between the SEC and Taberna Capital Management, LLC (“TCM”), a RAIT subsidiary, to settle an SEC investigation of TCM, as disclosed in RAIT’s public filings. Excluding this one-time item, CAD per share in this period would have been $0.26 per common share.

(6)	Excludes Murrels Retail, a retail property in re-development with an occupancy of 53.6% and average effective rent per square foot of $9.67 for the quarter ended September 30, 2015.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, November 5, 2015 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 877.787.4169, access code 58570092. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, November 12, 2015, by dialing 855.859.2056, access code 58570092.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets. For more information, please visit www.rait.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, (i) changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business, (ii) whether RAIT will determine that the lending opportunities in its pipeline are advisable to make and will be able to make such loans, (iii) the availability of financing and capital, (iv) whether RAIT will be able to complete sales of RAIT owned properties or be able to reinvest any proceeds in higher yielding asset classes, and (v) those disclosed in RAIT’s filings with the Securities and Exchange Commission.  RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@rait.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Nine-Month
	Periods Ended		Periods Ended
	September 30,		September 30,
Revenues:	2015	2014(1)	2015 2014(1)
Net interest margin:
Investment Interest income	$24,468	$33,273	$71,823	$102,882
Investment Interest expense	(8,021)	(7,636)	(22,517)	(22,342)

Net interest margin	16,447	25,637	49,306	80,540
Rental income	55,459	41,806	164,321	116,204
Fee and other income	3,056	7,842	16,065	19,113

Total revenue	74,962	75,285	229,692	215,857
Expenses:
Interest expense	19,574	13,910	58,930	38,756
Real estate operating expense	25,918	20,874	77,674	58,655
Compensation expense	7,137	7,187	19,813	23,118
General and administrative expense	4,489	4,756	14,954	13,239
Acquisition expense	12,901	816	14,843	1,408
Provision for losses	1,850	1,500	5,850	3,500
Depreciation and amortization expense	15,168	13,236	51,190	38,719

Total expenses	87,037	62,279	243,254	177,395

Operating (loss) income	(12,075)	13,006	(13,562)	38,462
Interest and other income (expense), net	(380)	(21,464)	(1,016)	(21,449)
Gains (losses) on assets	7,430	25	24,711	(5,350)
Gain on IRT merger with TSRE	64,012	—	64,012	—
Gains (losses) on extinguishments of debt	—	—	—	2,421
Asset impairment	(7,250)	—	(7,250)	—
TSRE financing extinguishment and employee separation expenses	(27,508)	—	(27,508)	—
Change in fair value of financial instruments	620	(10,223)	13,466	(59,433)

Income (loss) before taxes and discontinued operations	24,849	(18,656)	52,853	(45,349)
Income tax benefit (provision)	(23)	2,194	(1,320)	2,454

Net income (loss)	24,826	(16,462)	51,533	(42,895)
(Income) loss allocated to preferred shares	(8,303)	(7,407)	(24,383)	(20,628)
(Income) loss allocated to noncontrolling interests	(23,055)	603	(21,823)	20

Net income (loss) allocable to common shares	$(6,532)	$(23,266)	$5,327	$(63,503)

Earnings (loss) per share—Basic:
Total earnings (loss) per share—Basic	$(0.07)	$(0.28)	$0.06	$(0.78)

Weighted-average shares outstanding—Basic	87,110,958	81,967,806	83,799,244	81,111,796

Earnings (loss) per share—Diluted:
Total earnings (loss) per share—Diluted	$(0.07)	$(0.28)	$0.06	$(0.78)

Weighted-average shares outstanding—Diluted	87,110,958	81,967,806	85,645,609	81,111,796

(1)	Net interest margin for the three and nine month periods ended September 30, 2014 includes $4.8 million and $15.3 million from the Taberna business we exited in December 2014; operating income for the three and nine month periods ended September 30, 2014 includes $6 million and $15.3 million from such Taberna business; net income (loss) available to common shares for the three and nine month periods ended September 30, 2014 includes ($17.3) million and ($67.7) million from such Taberna business; earnings (loss) per share – diluted for the three and nine month periods ended September 30, 2014 includes ($0.21) and ($0.83) per share from such Taberna business.

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	September 30,	December 31,
	2015	2014
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,588,097	$1,392,436
equity interests
Allowance for losses	(14,646)	(9,218)

Total investments in mortgages and loans	1,573,451	1,383,218
Investments in real estate, net of accumulated depreciation of $188,581	2,259,750	1,671,971
and $168,480, respectively
Investments in securities and security-related receivables, at fair value	—	31,412
Cash and cash equivalents	92,652	121,726
Restricted cash	159,200	124,220
Accrued interest receivable	56,249	51,640
Other assets	76,222	72,023
Deferred financing costs, net of accumulated amortization of $33,804	29,806	27,802
and $26,056, respectively
Intangible assets, net of accumulated amortization of $22,316 and $13,911,	39,306	29,463
respectively
Total assets	$4,286,636	$3,513,475

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$586,952	$509,701
Non-recourse indebtedness	2,613,029	2,105,965

Total indebtedness	3,199,981	2,615,666
Accrued interest payable	13,748	10,269
Accounts payable and accrued expenses	42,219	54,962
Derivative liabilities	8,960	20,695
Deferred taxes, borrowers’ escrows and other liabilities	188,797	144,733
Total liabilities	3,453,705	2,846,325
Series D Preferred Shares, 4,000,000 shares authorized, 4,000,000 and	83,787	79,308
2,600,000 shares issued and outstanding
Equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized:
7.75% Series A cumulative redeemable preferred shares, liquidation	53	48
preference $25.00 per share, 8,069,288 shares authorized, 5,306,084 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,300,000 shares authorized, 2,340,969 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 3,600,000 shares authorized, 1,640,425 shares issued and outstanding	17	17
Series E cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,000,000 shares authorized	—	—
Common shares, $0.03 par value per share, 200,000,000 shares authorized, 90,898,034 and 82,506,606 issued and outstanding, including 742,764 and 541,575 unvested restricted common share awards	2,727	2,473
Additional paid in capital	2,082,695	2,025,683
Accumulated other comprehensive income (loss)	(8,022)	(20,788)
Retained earnings (deficit)	(1,674,412)	(1,633,911)

Total shareholders’ equity	403,081	373,545
Noncontrolling interests	346,063	214,297
Total equity	749,144	587,842
Total liabilities and equity	$4,286,636	$3,513,475

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Cash Available for Distribution (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period		For the Nine-Month Period
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
	Amount	Amount	Amount	Amount

Cash Available for Distribution:
Net income (loss) allocable to common shares	$(6,532)	$(23,266)	$5,327	$(63,503)
Adjustments:
Depreciation and amortization expense	15,168	13,236	51,190	38,719
Change in fair value of financial instruments	(620)	10,223	(13,466)	59,433
(Gains) losses on assets	(1,030)	(25)	(4,401)	5,350
TSRE financing extinguishment and employee separation expenses	27,508	—	27,508	—
(Gains) losses on IRT merger with TSRE	(64,012)	-	(64,012)	-
(Gains) losses on debt extinguishment	-	-	-	(2,421)
Taberna VIII and Taberna IX securitizations, net effect	-	(6,975)	-	(21,063)
Straight-line rental adjustments	(78)	(238)	(53)	(329)
Share-based compensation	1,158	1,148	3,552	3,777
Acquisition expenses	12,901	—	14,843	—
Origination fees and other deferred items	10,198	5,718	24,892	15,450
Provision for losses	1,850	1,500	5,850	3,500
Asset impairment	7,250	—	7,250	—
Noncontrolling interest effect from certain adjustments	19,939	(1,716)	10,805	(2,351)

Cash Available for Distribution	$23,700	$(395)	$69,285	$36,562

Cash Available for Distribution per share(2)(3)	$0.27	$0.00	$0.83	$0.45

(1)	Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash dividends. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, realized gain (loss) on assets, provision for loan losses and non-cash interest income and expense items). Furthermore, CAD removes the effect of our previous consolidation of the legacy Taberna securitizations which we deconsolidated as part of our exit of the Taberna business in December 2014.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including, depreciation and amortization, straight-line rental income or expense, amortization of in place leases, amortization of deferred financing costs, amortization of discount on financings and equity-based compensation; changes in the fair value of our financial instruments, including such changes reflected in our such Taberna securitizations; net interest income from such Taberna securitizations; realized noncash gain (loss) on assets and other; provision for loan losses; impairment on depreciable property; acquisition gains or losses and transaction costs; certain fee income eliminated in consolidation that is attributable to third parties and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.

CAD should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. In these Schedules, references to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.

(2)	Based on 87,110,958 and 83,799,244 weighted-average shares outstanding for the three-month period and nine-month period ended September 30, 2015.

(3)	Based on 81,967,806 and 81,111,796 weighted-average shares outstanding for the three-month period and nine-month period ended September 30, 2014.

Schedule II
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Adjusted Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of September 30, 2015
	Amount	Per Share(2)

Total shareholders’ equity	$403,081	$4.43
Liquidation value of preferred shares characterized as equity(3)	(232,187)	(2.55)

Book value	170,894	1.88
Adjustments:
Add: CRE CDO derivative liabilities	8,960	0.10
Add: Fair value for warrants and investor SARs	22,590	0.25
Add: Accumulated depreciation and amortization	283,690	3.12
Add: Valuation of recurring collateral, property management fees and other items(4)	98,193	1.08
Total adjustments	$413,433	$4.55

Adjusted book value	$584,327	$6.43

(1)	Management views adjusted book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of various items that we are required to record in accordance with GAAP but which have limited economic impact on our business. Those adjustments primarily reflect accumulated depreciation and amortization, the valuation of long-term derivative instruments and a valuation of our recurring collateral and property management fees. Adjusted book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Adjusted book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Adjusted book value may be defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted book value to that of other REITs.

(2)	Based on 90,898,034 common shares outstanding as of September 30, 2015.

(3)	Based on 5,306,084 Series A preferred shares, 2,340,969 Series B preferred shares, and 1,640,425 Series C preferred shares outstanding as of September 30, 2015, all of which have a liquidation preference of $25.00 per share.

(4)	Includes the estimated value of the (1) property management fees to be received by RAIT as of September 30, 2015 from RAIT Residential and Urban Retail, the RAIT I and RAIT II securitizations, value ascribed to fixed-rate CMBS loan sale business and (2) advisory fees to be received by RAIT from IRT as of September 30, 2015. The other item included is the incremental market value of RAIT’s ownership of 7.3 million shares of IRT common stock over RAIT’s book value for these shares at September 30, 2015. We did not tax effect the valuation of these items as we have loss carryforwards that could absorb the potential gain.

Schedule III
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

				For the Nine-Month
	For the Three-Month Period			Period Ended September
	Ended September 30,		30,
	2015	2014	2015	2014
	Amount	Amount	Amount	Amount

Funds From Operations:
Net income (loss) allocable to common shares	$(6,532)	$(23,266)	$5,327	$(63,503)
Adjustments:
Real estate depreciation and amortization	9,535	9,116	30,979	27,250
(Gains) losses on the sale of real estate	(7,430)	(2)	(24,711)	319

Funds From Operations	$(4,427)	$(14,152)	$11,595	$(35,934)

FFO per share(2)(3)	$(0.05)	$(0.17)	$0.14	$(0.44)

(1)	We believe that funds from operations, or FFO, which is a non-GAAP measure, is an additional appropriate measure of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. Our management utilizes FFO as a measure of our operating performance. FFO is not an equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

(2)	Based on 87,110,958 and 83,799,244 weighted-average shares outstanding for the three-month period and nine-month period ended September 30, 2015.

(3)	Based on 81,967,806 and 81,111,796 weighted-average shares outstanding for the three-month period and nine-month period ended September 30, 2014.